Exhibit 99.1

XWELL, Inc. Granted 180-Day Extension by NASDAQ to

Regain Compliance with Minimum Bid Price Rule

NEW YORK, April 27, 2023 -- XWELL, Inc. (Nasdaq: XWEL), an authority in health and wellness solutions for people on the go, today announced that it has received a notification letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) that the Company has been granted an additional 180-days to regain compliance with Nasdaq's minimum Bid Price Requirement. The Notice has no immediate effect on the listing or trading of the Company’s common stock, which continues to trade on the Nasdaq Capital Market under the symbol “XWEL”.

The Nasdaq determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the Bid Price Requirement, and the Company's written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

Under Nasdaq Listing Rules, the Company has a period of 180 calendar days, or October 23, 2023 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 for a minimum of 10 consecutive business days prior to the Compliance Date.

The Company intends to monitor the closing bid price of its common stock between now and October 2023 and intends to consider available options to regain compliance with the Bid Price Requirement by the Compliance Date, including possibly effecting a reverse stock split of its common stock. However, there can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement, or will otherwise be in compliance with other Nasdaq Listing Rules.

Previously, on October 28, 2022, the Company received a written notification from Nasdaq notifying the Company that the closing bid price for its common stock had been below $1.00 for 30 consecutive business days and that the Company therefore is not in compliance with the minimum bid price requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”).

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a leading global health and wellness holding company operating four brands: XpresSpa®, Treat, XpresCheck® and HyperPointe™

•	XpresSpa is a leading airport retailer of wellness services and related products, with 35 locations in 15 airports globally.

•	Treat is a travel health and wellness brand and a fully integrated concept blending technology with traditional brick and mortar offerings to provide a holistic approach to physical and mental well-being for travelers.

•	XpresCheck is a provider of screening and diagnostic testing in partnership with the CDC and Concentric by Ginkgo, conducting bio-surveillance monitoring in its airport locations to identify new SARS-CoV2 variants of interest and concern as well as other pathogens entering the country from across the world.

•	HyperPointe is a leading digital healthcare and data analytics relationship company serving the global healthcare industry.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events are based upon information available to XWELL as of today's date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings (which reports were filed under the Company’s former name, XpresSpa Group, Inc., prior to its previously announced name change effective October 25, 2022). All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Media

Heather Tidwell

MWW

htidwell@mww.com